Exhibit 5.1

Form of Opinion of Jones Day

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Omnicom Group Inc.
437 Madison Avenue
New York, New York 10022

Omnicom Capital Inc.
One East Weaver Street
Greenwich, CT 06831

Omnicom Finance Inc.
437 Madison Avenue
New York, New York 10022

Re:	Registration Statement on Form S-3 Filed by Omnicom Group Inc., Omnicom Capital Inc. and Omnicom Finance Inc.

Ladies and Gentlemen:

     We have acted as counsel for Omnicom Group Inc., a New York corporation (“OGI”), Omnicom Capital Inc., a Connecticut corporation (“OCI”) and Omnicom Finance Inc., a Delaware corporation (“OFI,” and together with OGI and OCI, the “Issuers”), in connection with the authorization of the issuance and sale from time to time, on a delayed basis, (i) by the Issuers of debt securities of the Issuers (the “Debt Securities”), in one or more series, certain of which may be convertible into or exchangeable for Common Stock (as defined below) of OGI and (ii) by OGI of: (A) shares of common stock, par value $.15 per share, of OGI (the “Common Stock”); (B) shares of preferred stock, par value $1.00 per share, of OGI (the “Preferred Stock”), in one or more series, certain of which may be convertible into or exchangeable for Common Stock; (C) OGI’s guarantee (in such capacity, the “Guarantor”) of OCI’s and OFI’s obligations in respect of any Debt Securities issued by OCI and OFI (the “Guarantee”); (D) warrants to purchase Common Stock or Preferred Stock (the “Warrants”); and (E) subscription rights to purchase Common Stock, Preferred Stock or Warrants (“Subscription Rights”), in each case, as contemplated by the Registration Statement on Form S-3 to which this opinion has been filed as an exhibit (the “Registration Statement”). The Debt Securities, the Common Stock, the Preferred Stock, the Guarantee, the Warrants and the Subscription Rights are collectively referred to herein as the “Securities.” The Securities may be offered and sold from time to time pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”).

     In connection with the opinions expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of this opinion. Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that:

Omnicom Group Inc.
Omnicom Capital Inc.
Omnicom Finance Inc.
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1.	The Debt Securities, upon receipt by the Issuers of such lawful consideration therefor as each Issuer’s Board of Directors (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Issuers, enforceable against the Issuers in accordance with their terms.

2.	The shares of Common Stock, upon receipt by OGI of such lawful consideration therefor having a value not less than the par value therefor as OGI’s Board of Directors (or an authorized committee thereof) may determine, will be validly issued, fully paid and nonassessable.

3.	The shares of Preferred Stock, upon receipt by OGI of such lawful consideration therefor having a value not less than the par value therefor as OGI’s Board of Directors (or an authorized committee thereof) may determine, will be validly issued, fully paid and nonassessable.

4.	The Guarantee, upon receipt by the Guarantor of such lawful consideration as its Board of Directors (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Guarantor, enforceable against the Guarantor in accordance with its terms.

5.	The Warrants, upon receipt by OGI of such lawful consideration therefor as OGI’s Board of Directors (or an authorized committee thereof) may determine, will constitute valid and binding obligations of OGI.

6.	The Subscription Rights, upon receipt by OGI of such lawful consideration therefor as OGI’s Board of Directors (or an authorized committee thereof) may determine, will constitute valid and binding obligations of OGI.

     In rendering the foregoing opinions, we have assumed that: (i) the Registration Statement, and any amendments thereto, will have become effective (and will remain effective at the time of issuance of any Securities thereunder); (ii) a prospectus supplement describing each class or series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Securities and Exchange Commission (the “Commission”), will be timely filed with the Commission; (iii) the definitive terms of each class or series of Securities will have been established in accordance with the authorizing resolutions adopted by each of OGI’s, OCI’s and OFI’s Board of Directors, as applicable, (or a duly authorized committee thereof), with respect to the Common Stock and the Preferred Stock, OGI’s restated certificate of incorporation and applicable law; (iv) the Issuers will issue and deliver the Securities in the manner contemplated by the Registration Statement and any Securities issuable upon conversion, exchange or exercise of any other Security, will have been authorized and reserved for issuance, in each case within the limits of the then remaining authorized but unreserved and unissued amounts of such Securities; (v) the resolutions authorizing OGI, OCI and OFI to issue, offer and sell the Securities will have been adopted by OGI’s, OCI’s and OFI’s Board of Directors, as applicable, (or an authorized committee thereof)

Omnicom Group Inc.
Omnicom Capital Inc.
Omnicom Finance Inc.
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and will be in full force and effect at all times at which the Securities are offered or sold by the applicable Issuer and the Guarantor or OGI to issue; (vi) all Securities will be issued in compliance with applicable federal and state securities laws; and (vii) any Indenture, Warrant Agreement or Subscription Rights Agreement (each as defined below) will be governed by and construed in accordance with the laws of the State of New York.

     With respect to any Securities consisting of any series of Debt Securities, we have further assumed that: (i) such Debt Securities and any related Guarantee will have been issued pursuant to an indenture that has been executed and delivered by the Issuers and the Guarantor and the applicable trustee in a form approved by us (the “Indenture”), and the Indenture will have been qualified under the Trust Indenture Act of 1939; (ii) all terms of such Debt Securities and any related Guarantee not provided for in the applicable Indenture will have been established in accordance with the provisions of the applicable Indenture and reflected in appropriate documentation approved by us and, if applicable, executed and delivered by the Issuers and the applicable trustee; and (iii) such Debt Securities and any related Guarantee will be executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture.

     With respect to any Securities consisting of Preferred Stock, we have further assumed that OGI will issue and deliver the shares of the Preferred Stock being issued and delivered after the filing with the Secretary of State of the State of New York of a certificate of amendment to its Restated Certificate of Incorporation, approved by us, establishing the designations, preferences and rights of the class or series of the Preferred Stock being issued and delivered.

     With respect to any Securities consisting of Warrants, we have further assumed that: (i) the warrant agreement, approved by us, relating to the Warrants (the “Warrant Agreement”) to be entered into between OGI and an entity selected by OGI to act as the warrant agent (the “Warrant Agent”) will have been authorized, executed and delivered by OGI and the Warrant Agent; and (ii) the Warrants will be authorized, executed and delivered by OGI and the Warrant Agent in accordance with the provisions of the Warrant Agreement.

     With respect to any Securities consisting of Subscription Rights, we have further assumed that: (i) the subscription rights agreement, approved by us, relating to the Subscription Rights (the “Subscription Rights Agreement”) to be entered into between OGI and an entity selected by OGI to act as the subscription rights agent (the “Subscription Rights Agent”) will have been authorized, executed and delivered by OGI and the Subscription Rights Agent; and (ii) the Subscription Rights will be authorized, executed and delivered by OGI and the Subscription Rights Agent in accordance with the provisions of the Subscription Rights Agreement.

     We have further assumed that (i) OCI is a corporation existing and in good standing under the laws of the State of Connecticut, has all requisite power and authority, has obtained all requisite organizational, third party and governmental authorizations, consents and approvals and made all filings and registrations required to enable it to execute, deliver and perform its

Omnicom Group Inc.
Omnicom Capital Inc.
Omnicom Finance Inc.
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obligations under the Indenture and the Debt Securities; (ii) such execution, delivery and performance did not and will not violate or conflict with any law, rule, regulation, order, decree, judgment, instrument or agreement binding upon or applicable to it or its properties; and (iii) the Indenture and the Notes (a) have been (1) duly authorized by the OCI and (2) executed and delivered by OCI under the laws of the State of Connecticut, (b) do not violate the laws of the State of Connecticut and (c) constitute valid and binding obligations of OCI under the laws of the State of Connecticut.

     Our opinions set forth in paragraphs 1, 4, 5 and 6 are limited by bankruptcy, insolvency, reorganization, fraudulent transfer and fraudulent conveyance, voidable preference, moratorium or other similar laws and related regulations and judicial doctrines from time to time in effect relating to or affecting creditors’ rights generally, and by general equitable principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or at equity.

     As to facts material to the opinions and assumptions expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others. The opinions expressed herein are limited to the laws of the State of New York and the General Corporation Law of the State of Delaware, including applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such law, in each case as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to Jones Day under the caption “Legal Matters” in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,